Exhibit 99.1

Par Petroleum Corporation Agrees to Purchase Tesoro Hawaii, LLC

•	Purchase price of $75 million plus net working capital and contingent earn-out

•	$200 million common stock issuance upon closing priced at $1.39 per share

•	Credit facilities arranged to fund working capital

•	Tesoro Hawaii reported 2012 gross refining margin of $174 million

Houston, Texas, June 17, 2013 – Par Petroleum Corporation announced today that it has reached a definitive agreement for the acquisition of Tesoro Hawaii, LLC from Tesoro Corporation. Tesoro Hawaii, LLC is an owner of refining, retail and distribution assets located in Hawaii. Following the closing, the retail stations will remain under the Tesoro brand.

Under the terms of the agreement, Par Petroleum, through a wholly-owned subsidiary, will purchase all outstanding membership interests of Tesoro Hawaii, LLC for $75 million in cash, plus net working capital and the market value of inventory at closing. Also included in the purchase price is an earn-out arrangement of up to $40 million payable over three years contingent on certain performance metrics. The transaction has been unanimously approved by the board of directors of Par Petroleum. The acquisition is subject to certain closing conditions, including the successful restart of the refinery and the receipt of required governmental approvals. The transaction is currently expected to be completed in the third quarter of 2013.

“This is a great fit for Par Petroleum, and we are pleased to make a long-term investment in Hawaii’s economy,” said Will Monteleone, Chairman of the Board of Directors and Chief Executive Officer of Par Petroleum. “We have found in Tesoro Hawaii a great company with outstanding assets and a superb management team and employee base. We aim to serve customers through operational excellence and enhance value for the communities we serve with a focus on safety, environmental stewardship and employee commitment.”

The acquisition is expected to be financed by the issuance of $200 million of common stock; an ABL revolving credit facility of up to $125 million led by Deutsche Bank; a crude supply and inventory intermediation facility provided by Barclays; and a term loan and revolving credit facility secured by certain retail assets led by the Bank of Hawaii. Par has reached agreement with a group of equity investors to purchase all of the common stock to be issued at closing at a share price of $1.39. The equity investor group is led by existing shareholders Zell Credit Opportunities Fund and Whitebox Advisors.

For the full year 2012, Tesoro Hawaii reported gross refining margin of $174 million on throughput of 68,000 barrels of crude per day. First quarter 2013 gross refining margin was $28 million on throughput of 67,000 barrels of crude per day.

The new refining subsidiary will operate as a separate wholly-owned, subsidiary of Par Petroleum and will be headquartered in Houston, Texas.

Par Petroleum intends to appoint William Haywood as President of its new refining subsidiary. Mr. Haywood has more than 30 years of experience in domestic and international energy, and was most recently Senior Vice President of Refining for Tesoro. Also in conjunction with the Tesoro Hawaii transaction, Par Petroleum has named Peter Coxon as Par Petroleum’s Chief Operating Officer. Mr. Coxon has nearly 30 years of experience in the transportation and energy industries. He currently serves as President of Texadian Energy, a wholly-owned subsidiary of Par Petroleum. He most recently served as Vice President of SEACOR Holdings and served on a number of related boards of directors.

Tesoro Hawaii, LLC

Headquartered in Honolulu, Hawaii, Tesoro Hawaii is an integrated refined productions business serving Hawaii and its population of approximately 1.4 million residents and 8 million annual visitors. The refinery has approximately 94,000 barrels per day of throughput capacity, 2.4 million barrels of crude oil and feedstock storage and 2.5 million barrels of refined products storage. The refinery produces ultra-low sulfur diesel, gasoline, jet fuel, marine fuel and other associated refined products. Tesoro Hawaii’s logistics assets include five refined products terminals, 27 miles of pipelines, a single point mooring terminal and other associated logistics assets. In addition, Tesoro Hawaii owns 31 retail outlets located across the islands of Oahu, Maui and Hawaii.

Par Petroleum Corporation

Par Petroleum is a Houston-based company that manages and maintains interests in a wide variety of energy-related assets, including natural gas assets located in the Piceance Basin, and a crude oil sourcing, marketing, transportation and logistics business headquartered in Houston, Texas through its wholly-owned subsidiary, Texadian Energy, Inc.

Par Petroleum’s primary oil and gas asset is a 33.34% minority ownership interest in a joint venture entity called Piceance Energy, LLC. The remaining ownership interest is held by Laramie Energy II, LLC, who manages the day-to-day operations of the joint venture. Piceance Energy, LLC was formed and capitalized in August of 2012 when the Company and Laramie Energy II, LLC contributed their respective oil and natural gas assets, surface real estate, and other related assets located in the Piceance Basin geologic province of Colorado to the joint venture entity. These assets are more specifically located within Mesa and Garfield Counties of Colorado and are within an approximate 10-mile radius of the heart of the Piceance Basin.

Texadian Energy sources, markets, transports and distributes crude petroleum-based energy products. With significant logistics capability in historical pipeline shipping status, a rail car fleet, and expertise in contracted chartering of tows and barges, Texadian has a long term competitive advantage in moving crude oil from land locked locations in the Western U.S. and Canada to the refining hubs in the Midwest, the Gulf Coast, and the East Coast. This comprehensive ability to efficiently handle crude oil transport will be a major advantage in the expanded energy product marketing and distribution activity that the company undertakes as Texadian Energy.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are forward-looking statements. Forward-looking statements are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected. Among those risks, trends and uncertainties are risks that the Company may be unable to achieve the benefits contemplated in the transactions contemplated by the acquisition of Tesoro Hawaii; risks that not all potential risks and liabilities have been identified in the Company’s due diligence of Tesoro Hawaii and its business; risks that Tesoro Hawaii and its business may not be integrated successfully or that such integration may require a disproportionate amount of management’s attention and the Company’s resources; risks that Tesoro Hawaii and its business may not operate profitably; risks that anticipated cost efficiencies or synergies may not be realized; and

risks associated with other potential negative effects from the transaction. Although the Company believes that in making such forward-looking statements its expectations are based upon reasonable assumptions, such statements may be influenced by factors that could cause actual outcomes and results to be materially different from those projected. The Company cannot assure you that the assumptions upon which these statements are based will prove to have been correct. Other important risk factors that may affect the Company’s business, results of operations and financial position are discussed in its most recently filed Annual Report on Form 10-K, recent Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K and other Securities and Exchange Commission filings.

Investor Relations Contact:

Stonegate Securities, Inc.

Preston Graham

preston@stonegateinc.com

214-987-4121

Media Contact:

Global Communication Works

Brad Ginsburg

713-721-4774

brad@gcomworks.com